FIRST SUPPLEMENTAL INDENTURE

Among

GANNETT CO., INC., Issuer,

CITIBANK, N.A., Trustee

and

SOVRAN BANK, N.A., Successor Trustee

Dated as of November 5, 1986

FIRST SUPPLEMENTAL INDENTURE, dated as of November 5, 1986, among GANNETT CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), CITIBANK, N.A., as Trustee, a national banking association duly organized and existing under the laws of the United States of America ("Citibank"), and Sovran Bank, N.A., a national banking association duly organized and existing under the laws of the United States of America (the "Successor Trustee").

W I T N E S S E T H:

WHEREAS, the Issuer and Citibank have heretofore executed and delivered a certain Indenture, dated as of March 1, 1983 (the "Indenture"), pursuant to which one or more series of unsecured debt securities of the Issuer may be issued from time to time. All terms used in this First Supplemental Indenture which are defined in the Indenture and are not otherwise defined in the First Supplemental Indenture shall have the meanings assigned to them in the Indenture; and

WHEREAS, in accordance with Section 6.10 of the Indenture, Citibank has resigned as the Trustee under the Indenture with respect to all series of Securities issued or to be issued under the Indenture other than the Issuer's $200,000,000 aggregate principal amount of 8-3/8% Notes Due January 31, 1989 and $100,000,000 aggregate principal amount of Notes Due February 1, 1996; and

WHEREAS, in accordance with Section 6.10 of the Indenture, the Issuer has appointed the Successor Trustee as successor trustee to Citibank under the Indenture with respect to all series of Securities issued or to be issued under the Indenture other than the Issuer's $200,000,000 aggregate principal amount of 8-3/8% Notes Due January 31, 1989 and $100,000,000 aggregate principal amount of Notes Due February 1, 1996; and

WHEREAS, in accordance with Section 6.11 of the Indenture, the Successor Trustee has accepted the appointment by the Issuer of the Successor Trustee as successor trustee to Citibank under the Indenture with respect to all series of Securities issued or to be issued under the Indenture other than the Issuer's $200,000,000 aggregate principal amount of 8-3/8% Notes Due January 31, 1989 and $100,000,000 aggregate principal amount of Notes Due February 1, 1996; and

WHEREAS, Section 6.11 of the Indenture provides that if a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the

predecessor Trustee and the successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental to the Indenture which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; and

WHEREAS, Section 8.1 of the Indenture provides that a supplemental indenture may be entered into without the consent of any Securityholders to, among other things, evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements of Section 6.11 of the Indenture; and

WHEREAS, the Issuer has furnished Citibank and the Successor Trustee with an Opinion of Counsel and an Officer's Certificate, each complying with the requirements of Section 8.4 of the Indenture as conclusive evidence that this First Supplemental Indenture complies with the applicable provisions of the Indenture; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Issuer, Citibank and the Successor Trustee and a valid amendment of and supplement to the Indenture have been done;

NOW, THEREFORE:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

SECTION 1. (a) Citibank hereby confirms its resignation, pursuant to Section 6.10 of the Indenture, as the Trustee under the Indenture with respect to all series of Securities issued or to be issued under the Indenture other than the Issuer's $200,000,000 aggregate principal amount of 8-3/8% Notes Due January 31, 1989 and $100,000,000 aggregate principal amount of Notes Due February 1, 1996.

(b) The Issuer hereby confirms the appointment, pursuant to Section 6.10 of the Indenture, of the Successor Trustee as successor trustee to Citibank under the Indenture with respect to all series of Securities issued or to be issued under the Indenture other than the Issuer's $200,000,000 aggregate principal amount of 8-3/8% Notes Due January 31, 1989 and $100,000,000 aggregate principal amount of Notes Due February 1, 1996.

(c) The Successor Trustee hereby confirms its acceptance, pursuant to Section 6.11 of the Indenture, of the appointment by the Issuer of the Successor Trustee as successor trustee to Citibank under the Indenture with respect to all series of Securities issued or to be issued under the Indenture other than the Issuer's $200,000,000 aggregate principal amount of 8-3/8% Notes Due January 31, 1989 and $100,000,000 aggregate principal amount of Notes Due February 1, 1996.

SECTION 2. The Issuer, Citibank and the Successor Trustee hereby confirm that:

(a) The rights, powers, trusts and duties of Citibank, as Trustee, with respect to the Issuer's $200,000,000 aggregate principal amount of 8-3/8% Notes Due January 31, 1989 and $100,000,000 aggregate principal amount of Notes Due February 1, 1996 shall continue to be vested in Citibank, as Trustee; and

(b) The Successor Trustee is vested with all the rights, powers, trusts and duties of a Trustee under the Indenture with respect to all series of Securities issued or to be issued under the Indenture other than the Issuer's $200,000,000 aggregate principal amount of 8-3/8% Notes Due January 31, 1989 and $100,000,000 aggregate principal amount of Notes Due February 1, 1996.

SECTION 3. Section 1.1 of the Indenture is hereby amended as follows:

(a) The definition of "Indenture" is amended by adding the following proviso at the end thereof:

> "; provided, however, that if at any time more than one Person is acting as Trustee hereunder, each such Trustee shall be deemed to be acting as such under a separate Indenture, the terms of which shall include the terms of this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered

into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee, but shall not include any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and shall not include any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party."

(b) The definition of "Security" or "Securities" is amended by adding the following proviso at the end thereof:

"; provided, however, that if at any time there is more than one Person acting as Trustee under this instrument, "Security" or "Securities" with respect to the Indenture as to which such Person is Trustee shall mean only those Securities authenticated and delivered under such Indenture and shall exclude Securities of any series as to which such Person is not Trustee. For example, provisions of this Indenture containing references to 'each series of Securities outstanding hereunder' or similar phrases shall be deemed to refer only to series of Securities for which the same Person has been appointed to act as Trustee."

(c) The definition of "Trustee" is amended by adding the following proviso at the end thereof:

"; provided, however, that if at any time there is more than one such Person, 'Trustee' as used with respect to the Securities of any series shall mean only the Trustee which has been appointed to serve as such for that particular series of Securities."

SECTION 4. Section 6.1 of the Indenture is hereby amended by adding the following paragraph at the end thereof:

"No Trustee shall have any duty or liability (i) as to any series of Securities for which it has not been named Trustee pursuant hereto, (ii) as to the acts or conduct or failure to act on the part of any other Trustee hereunder, its successors or assigns, or (iii) as a result of any notice given to, or received by, any other Trustee hereunder and which has not been given to, or received by, such Trustee, and the Issuer shall indemnify and hold each Trustee harmless from

any liability, costs or expenses incurred by such Trustee in connection with any claim, suit or proceeding asserting a violation of any such duty or liability."

SECTION 5. Nothing in the Indenture or this First Supplemental Indenture shall constitute Citibank or the Successor Trustee co-trustees of the same trust and each of Citibank and the Successor Trustee shall be deemed to be a trustee of trusts under separate indentures with respect to the series of Securities for which it is appointed trustee.

SECTION 6. Each of Citibank and the Successor Trustee agrees to promptly give the other notice of any default or Event of Default under the Indenture known to it.

SECTION 7. Citibank and the Succesor Trustee make no undertakings or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of the validity or sufficiency of this First Supplemental Indenture as an obligation of the Company or the proper authorization or the due execution hereof by the Issuer or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Issuer.

SECTION 6. Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. The First Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 7. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

GANNETT CO., INC.

[CORPORATE SEAL]

By ____________________
Title: Vice President/Financial Services and Treasurer

Attest:

____
Title: Vice President, Associate General Counsel & Secretary

CITIBANK, N.A., as Trustee

[CORPORATE SEAL]

By ____________________
Title:

Attest:

____
Title:

Sovran Bank, N.A., as Successor Trustee

[CORPORATE SEAL]

By ____________________
Title: VICE-PRESIDENT

Attest:

____
Title: Vice President

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